Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITORS’ REPORT

LAKESIDE BANCSHARES AND SUBSIDIARY,

LAKESIDE BANK

December 31, 2025 and 2024

CONTENTS

PAGE

INDEPENDENT AUDITORS’ REPORT3

CONSOLIDATED FINANCIAL STATEMENTS:

CONSOLIDATED BALANCE SHEETS5

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME7

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’

EQUITY8

CONSOLIDATED STATEMENTS OF CASH FLOWS9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS11

SUPPLEMENTAL INFORMATION:

LAKESIDE BANK:

BALANCE SHEETS42

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME44

STATEMENTS OF CASH FLOWS 45

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Lakeside Bancshares, Inc. and Subsidiary

Lake Charles, Louisiana

Opinion

We have audited the accompanying consolidated financial statements of Lakeside Bancshares, Inc. and Subsidiary (a Louisiana corporation), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lakeside Bancshares, Inc. and Subsidiary as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Lakeside Bancshares, Inc. and Subsidiary and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Lakeside Bancshares, Inc. and Subsidiary’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Lakeside Bancshares, Inc. and Subsidiary’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Lakeside Bancshares, Inc. and Subsidiary’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole.  The separate bank information starting on page 42 is presented for the purposes of additional analysis and is not a required part of the consolidated financial statements.  Such information is the responsibility of management and was derived from and related directly to the underlying accounting and other records used to prepare the consolidated financial statements.  The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.  In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Langley, Williams & Company, L.L.C.

Lake Charles, Louisiana

March 26, 2026

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2025 and 2024

	2025	2024
ASSETS

Cash and due from banks	$ 2,397,012	$ 3,466,200
Interest-bearing bank deposits	3,956,548	30,840,906
Federal funds sold	25,000	250,000
Cash and cash equivalents	6,378,560	34,557,106
Investment securities available-for-sale	88,411,954	13,007,476
Investment securities held-to-maturity, net of allowance for credit losses	42,904,012	64,599,474
Restricted stock	3,072,400	2,915,400
Loans, net of allowance for credit losses	233,657,131	238,801,817
Prepaid income taxes	-	284,311
Bank premises and equipment, net of accumulated depreciation	6,549,231	7,485,924
Accrued interest receivable	2,137,089	761,362
Deferred tax asset	19,992	-
Foreclosed properties	-	250,000
Bank owned life insurance	2,253,700	2,181,546
Other assets	360,073	607,102
TOTAL ASSETS	$ 385,744,142	$ 365,451,518

The accompanying notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS - CONTINUED
December 31, 2025 and 2024

	2025	2024
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Non-interest bearing	$ 49,382,179	$ 57,176,255
Interest-bearing	238,163,039	211,432,732
Total deposits	287,545,218	268,608,987

Federal Home Loan Bank ("FHLB") advances	60,000,000	61,032,386

Other liabilities:
Accrued interest payable	1,698,779	1,395,680
Accrued expenses	225,575	188,163
Income tax payable	32,734	-
Allowance for credit losses on off-balance sheet exposures	100,000	100,000
Deferred tax liability	-	68,085
Other liabilities	78,568	79,435
Total other liabilities	2,135,656	1,831,363

Commitments and contingent liabilities

Stockholders' equity:
Common stock; $1 par value; 10,000,000 shares authorized;
2,098,133 shares issued and outstanding
for 2025 and 2024	2,098,133	2,098,133
Additional paid-in-capital	30,341,053	29,141,053
Retained earnings	3,630,325	2,954,427
Accumulated other comprehensive loss	(6,243)	(214,831)
Total stockholders' equity	36,063,268	33,978,782
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 385,744,142	$ 365,451,518

The accompanying notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2025 and 2024

	2025	2024
Interest income:
Interest and fees on loans	$ 13,539,220	$ 13,864,839
Interest on investment securities	2,789,690	1,553,926
Interest on federal funds sold	18,748	5,388
Other interest income	1,232,168	648,445
Total interest income	17,579,826	16,072,598
Interest expense:
Interest on deposits	5,542,652	4,105,880
Interest on borrowed funds	2,663,727	2,644,979
Total interest expense	8,206,379	6,750,859
Net interest income	9,373,447	9,321,739
Credit loss expenses-loans	986,000	428,000
Net interest income after credit loss expense	8,387,447	8,893,739
Non-interest income	1,967,350	1,314,293
Non-interest expenses	(7,993,379)	(8,284,920)
Net income before income tax expense	2,361,418	1,923,112
Income tax expense	485,520	385,340
Net income	1,875,898	1,537,772

Other comprehensive income:
Change in unrealized holding gains (losses) in available-for-sale securities arising during the period, net of income tax expense (benefit)
of $55,448 in 2025 and $(48,888) in 2024	208,588	(183,912)
Comprehensive income	$ 2,084,486	$ 1,353,860

Per common share data:
Basic income per share	$ 0.89	$ 0.73

Weighted average number of shares outstanding	2,098,113	2,098,113

The accompanying notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the Years Ended December 31, 2025 and 2024

				Accumulated
				Other
	Common	Additional	Retained	Comprehensive
	Stock	Paid-in-Capital	Earnings	Income (Loss)	Total
Balance at January 1, 2024	$ 2,098,133	$ 27,756,053	$ 2,801,655	($ 30,919)	$ 32,624,922

Net income for the year ended	-	-	1,537,772	-	1,537,772

Release of retained earnings	-	1,385,000	(1,385,000)	-	-

Changes in net unrealized holding loss,
net of income taxes	-	-	-	(183,912)	(183,912)

Balance at December 31, 2024	$ 2,098,133	$ 29,141,053	$ 2,954,427	($ 214,831)	$ 33,978,782

Net income for the year ended	-	-	1,875,898	-	1,875,898

Release of retained earnings	-	1,200,000	(1,200,000)	-	-

Changes in net unrealized holding gain,
net of income taxes	-	-	-	208,588	208,588
Balance at December 31, 2025	$ 2,098,133	$ 30,341,053	$ 3,630,325	($ 6,243)	$ 36,063,268

The accompanying notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2025 and 2024

	2025	2024
Cash flows from operating activities:
Net income	$ 1,875,898	$ 1,537,772
Adjustments to reconcile net income to net cash provided by operating activities:
Bank owned life insurance income	(72,154)	(70,178)
Depreciation and amortization	393,256	454,787
Gain on sale of fixed assets	(293,343)	-
Gain on sale of other real estate	(36,796)	-
Credit loss expense	986,000	428,000
Amortization of investment securities, net	(738,929)	(202,099)
Provision for deferred taxes	(88,077)	142,193
Net change in operating assets and liabilities:
Accrued income and other assets	(1,141,672)	(129,419)
Accrued expenses and other liabilities	339,644	(38,287)
Prepaid income taxes and income tax payable	317,045	(350,660)
Net cash provided by operating activities	1,540,872	1,772,109

Cash flows from investing activities:
Maturities/calls of securities	41,732,564	22,021,380
Purchases of securities	(94,494,063)	(14,675,000)
Purchases of restricted stock	(157,000)	(925,100)
Net decrease in loans	4,158,686	875,199
Sale of other real estate	286,796	-
Proceeds from sale of permises, equipment and software	870,500	-
Purchases of premises, equipment and software	(20,746)	(33,330)
Net cash (used) provided by investing activities	(47,623,263)	7,263,149

Cash flows from financing activities:
Net increase (decrease) in customer deposits	18,936,231	(14,136,796)
(Repayments) proceeds from FHLB advances, net	(1,032,386)	19,909,062
Net cash provided by financing activities	17,903,845	5,772,266

The accompanying notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
For the Years Ended December 31, 2025 and 2024

	2025	2024

Net (decrease) increase in cash and cash equivalents	($ 28,178,546)	$ 14,807,524
Cash and cash equivalents - beginning of year	34,557,106	19,749,582
Cash and cash equivalents - end of year	$ 6,378,560	$ 34,557,106

Supplemental disclosures of cash flow information:
Cash paid for interest	$ 7,903,280	$ 6,643,876

Noncash transactions:

Loans charged off	$ 196,166	$ 1,888,007

Unrealized holding gains (losses), net of taxes	$ 208,588	($ 183,912)

Transfer of foreclosed properties from loans	$ -	($ 250,000)

Cash paid for income taxes	$ 311,000	$ 511,700

The accompanying notes are an integral part of these consolidated financial statements.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Nature of Operations

Lakeside Bancshares, Inc. and Subsidiary Lakeside Bank (the "Bank" and together with Bancshares, the “Company”) operates under a state bank charter and provides full banking service, excluding trust services. The Bank began operations on July 10, 2010.  The Bank offers a broad range of traditional and online banking services to commercial, small business and retail customers, providing a variety of transaction and savings deposit products, secured and unsecured loan products (including revolving credit facilities), and letters of credit and similar financial guarantees. The Bank's primary deposit products are demand deposits, savings deposits, and certificates of deposits, and its primary lending products are commercial, business, real estate, and consumer loans. The primary area served by the Bank is Southwest Louisiana. In February 2018, Lakeside Bancshares, Inc. was formed for the purpose of becoming the holding company of Lakeside Bank by a stock exchange.  A summary of significant accounting policies is as follows:

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”) and those generally practiced within the banking industry.  These consolidated statements include the accounts of Lakeside Bancshares, Inc., the parent company, and its subsidiary, Lakeside Bank.  All significant intercompany transactions and balances are eliminated in consolidation.

Use of estimates

U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions and the real estate industry.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Other estimates that are susceptible to significant change in the near term relate to the determination of the valuation of deferred tax assets, other-than-temporary impairments of securities, bank premises and equipment, intangible asset, reserve for income tax uncertainties, other contingencies, and the fair value of financial instruments.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Presentation of Cash Flows

For purposes of reporting cash flows, cash equivalents consist of cash on hand, funds due from banks and interest-bearing bank deposits.  For purposes of the statements of cash flows, the Bank considers all highly liquid debt instruments that are readily convertible into cash to be cash equivalents.

Investment Securities

Securities are being accounted for in accordance with applicable guidance contained in the Accounting Standards Codification (ASC) which requires the classification of securities into one of three categories: trading, available-for-sale, or held-to-maturity. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates this classification periodically.

Trading account securities are held for resale in anticipation of short-term market movements. The Bank had no trading account securities during the years ended December 31, 2025 and 2024.

Securities classified as available-for-sale are equity securities with readily determinable fair values and those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at estimated fair value based on information provided by a third-party pricing service with any unrealized gains or losses excluded from net income and reported in accumulated other comprehensive income (loss), which is reported as a separate component of stockholders' equity, net of the related deferred tax effect.

Securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives.

Dividend and interest income, including amortization of premiums and accretion of discounts arising at acquisition, from all categories of investment securities are included in interest income in the consolidated statements of operations and comprehensive income.

Amortization, accretion, and accrued interest are included in interest income on securities. Gains and losses on the sale of securities available-for-sale are recorded on the trade date and are determined using the specific-identification method.

The accounting guidance related to the recognition and presentation of other-than-temporary impairment specifies that (a) if a company does not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that it will not have to sell the debt security prior to recovery, the security would not be considered other-than-temporary impaired unless there is a credit loss. When an entity does not intend to sell the security, and it is more likely than not the entity will not have to sell the security before recovery of its cost basis, it will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Credit Losses on Securities

At least quarterly, or more often when warranted, the Company performs an assessment of held to maturity debt securities for expected credit losses and available for sale debt securities for credit-related impairment, resulting in an allowance for credit losses, if applicable. The Company applies the practical expedient to exclude the accrued interest receivable balance from amortized cost basis of financing receivables. The allowance for credit losses on held to maturity debt securities is estimated at the individual security level when there is a more than inconsequential risk of default. The assessment uses probability of default and loss given default models based on public ratings, where available, or mapped internally developed risk grades to public ratings and forecasted cash flows using the same economic forecasts and probability weighting as used for the Company’s evaluation of the loan portfolio. Qualitative adjustments to the output of the quantitative calculation are made when management deems it necessary to reflect differences in current and forecasted conditions as compared to those during the historical loss period used in model development. The Company evaluates credit impairment on available for sale debt securities at an individual security level. This evaluation is done for securities whose fair value is below amortized cost with a more than inconsequential risk of default and where the Company has assessed the decline in fair value is significant enough to suggest a credit event occurred. Credit events are generally assessed based on adverse conditions specifically related to the security, an industry, or geographic area, changes in the financial condition of the issuer of the security, or in the case of an asset-backed debt security, changes in the financial condition of the underlying loan obligors. The allowance for credit losses for such securities is measured using a discounted cash flow methodology, through which management compares the present value of expected cash flows with the amortized cost basis of the security. The allowance for credit loss is limited to the amount by which the fair value is less than the amortized cost basis.

The Company records changes in the allowance for credit losses on securities with a corresponding adjustment recorded in the provision for credit loss expense. If the Company intends to sell the debt security, or more likely than not will be required to sell the security before recovery of its amortized cost basis, the security is charged down to fair value against the allowance for credit losses, with any incremental impairment reported in earnings.

Loans and allowance for Credit Loss

Loans are carried at the amount of unpaid principal, adjusted for deferred loan fees and origination costs. Interest on loans is accrued based on the principal amounts outstanding. Nonrefundable loan fees and related direct costs are deferred and the net amount is amortized to income as a yield adjustment over the life of the loan using the interest method. When principal or interest is delinquent for ninety days or more, the Bank evaluates the loan for nonaccrual status.

After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Loans and Allowance for Credit Loss - (Continued)

The allowance for credit losses (ACL) is comprised of the allowance for loan and lease losses (ALLL), a valuation account available to absorb losses on loans and leases held for investment, and the reserve for unfunded lending commitments, a liability established to absorb credit losses for the expected life of the contractual term of on and off-balance sheet exposures as of the date of the determination. Quarterly, management estimates losses in the portfolio and unfunded exposures based on a number of factors, including the Company’s past loan loss experience, known and potential risks in the portfolio, adverse situations that may affect the borrowers’ ability to repay, the estimated value of any underlying collateral, and current and forecasted economic conditions.

The analysis and methodology for estimating the ACL includes two primary elements: a collective approach for pools of loans that have similar risk characteristics using a loss rate analysis, and a specific reserve analysis for credits individually evaluated for credit loss. For the collective approach, the Company segments loans into commercial non-real estate, commercial real estate – owner occupied, commercial real estate – income producing, construction and land development, residential mortgage and consumer. Both quantitative and qualitative factors are applied at the portfolio segment levels. The Company applies the practical expedient that permits the exclusion of the accrued interest receivable balance from amortized cost basis of financing receivables for all classes of loans as our nonaccrual policy results in the timely write-off of interest accrued but uncollected.

The Company establishes specific reserves using an individually evaluated approach for nonaccrual loans, loans modified in troubled debt restructures, loans for which a troubled debt restructure is reasonably expected, and other financial instruments that are deemed to not share risk characteristics with other collectively evaluated financial assets. For loans individually evaluated, a specific allowance is recognized for any shortfall between the loan’s value and its recorded investment. The loan’s value is measured by either the loan’s observable market price, the fair value of the collateral of the loan (less liquidation costs) if it is collateral dependent, or by the present value of expected future cash flows discounted at the loan’s effective interest rate. The Company applies the practical expedient and defines collateral dependent loans as those where the borrower is experiencing financial difficulty and on which repayment is expected to be provided substantially through the operation or sale of the collateral. Loans individually analyzed are not incorporated into the pool analysis to avoid double counting.

It is the policy of the Company to promptly charge off all commercial and residential mortgage loans, or portions of loans, when available information reasonably confirms that they are wholly or partially uncollectible. Prior to recording a charge, the loan’s value is established based on an assessment of the value of the collateral securing the loan, the borrower’s and the guarantor’s ability and willingness to pay and the status of the account in bankruptcy court, if applicable. Consumer loans are generally charged down when the loan is 120 days past due for most secured and unsecured loans, unless the loan is clearly both well secured and in the process of collection. Loans are charged down to the fair value of the collateral, if any, less estimated selling costs. Loans are charged off against the allowance for loan losses, with subsequent recoveries added back to the allowance.

Allowance for Credit Losses on Off-Balance Sheet Credit Exposures

The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance sheet credit exposures is adjusted through credit loss expense. The estimate includes consideration of the likelihood that funding will occur an estimate of expected credit losses on commitments expected to be funded over its estimated life. The estimate was influenced by historical losses, economic conditions, reasonable and supportable forecasts.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation and amortization.  The provision for depreciation is computed using straight-line method based on the estimated useful lives of the assets, which range from 3-15 years for bank equipment and 39 years for bank buildings.  Leasehold improvements are amortized over the lesser of the terms of the leases or their estimated useful lives.  Expenditures for improvements, which extend the life of an asset, are capitalized and depreciated over the asset’s remaining useful life.  Gains or losses realized on the disposition of properties and equipment are reflected in the consolidated statement of operations.  Expenditures for repairs and maintenance are charged to operating expenses as incurred.

Foreclosed Properties

Foreclosed properties include properties that have been acquired in complete or partial satisfaction of a debt. These properties are initially recorded at fair value on the date of acquisition. Any write-downs at the time of acquisition are charged to the allowance for loan losses. Subsequent to acquisition, a valuation allowance is established, if necessary, to report these assets at the lower of (a) fair value minus estimated costs to sell or (b) cost. Gains and losses realized on the sale, and any adjustments resulting from periodic re-evaluation of the property are included in noninterest income or expense, as appropriate. Net costs of maintaining and operating the properties are expensed as incurred.

Bank Owned Life Insurance

The Bank purchased single-premium life insurance on certain employees of the Bank.  Appreciation in value of the insurance policies is classified as noninterest income.  These insurance policies can be surrendered subject to certain surrender penalties applied by the insurance carriers, as well as potential income taxes to be paid.

Income Taxes

The Bank follows the asset and liability method of accounting for income taxes, under which deferred income tax assets and liabilities are determined based on the difference between the financial reporting and income tax bases of assets and liabilities using the enacted marginal tax rates and laws expected to be in effect when the differences are expected to reverse. Temporary differences result primarily from allowance for loan loss and unrealized loss on available-for-sale securities. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. The deferred tax assets and liabilities represent the future return consequences of those differences that will either be taxable or deductible when the assets and liabilities are recovered or settled. The effect of a change in tax rates is recognized in the period that includes the enactment date.

In assessing the realization of deferred tax assets, management considers whether it is more-likely-than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation for future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

The Bank evaluates and measures all uncertain tax positions taken or to be taken on tax returns, and records liabilities for the amount of such positions that are not more-likely-than-not to be sustained, or may only partially be sustained, upon examination by relevant taxing authorities. It is management's opinion that there are no significant unsustainable tax positions taken by the Bank for the periods subject to examination. The Bank does not anticipate a significant increase in unrecognized tax benefits over the next 12 months. The Bank's income tax returns are no longer subject to examination

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Income Taxes – (Continued)

for a period beyond three years from the filing of those returns by tax authorities. The Bank's policy is to recognize interest and penalties, if any, related to income taxes as a component of income tax expense.

Federal Home Loan Bank Stock

As a member of the Federal Home Loan Bank (FHLB), the Company is required to purchase and hold shares of capital stock in the FHLB in an amount equal to a membership investment plus an activity-based investment determined according to the level of outstanding FHLB advances. The stock is reported as restricted stock in the consolidated balance sheet, which is restricted as to its marketability. Because no ready market exists for this investment and it has no quoted market value, the Bank's investment in this stock is carried at cost.

Derivative Instruments

The Bank recognizes all derivatives as either assets or liabilities in the Bank's consolidated balance sheet and measures those instruments at fair value. If certain conditions are met, a derivative may be specially designated as a hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. The Bank is not currently engaged in any activities with derivatives.

Earnings Per Share

Basic earnings per share represent income available to common shareholders divided by the number of common shares outstanding during the period.  The weighted-average number of shares outstanding were 2,098,113 in 2025 and 2024.

Comprehensive Income

Comprehensive income includes net income and other comprehensive income which, in the case of the Bank, includes only unrealized gains and losses on securities available-for-sale, net of income tax effect.

Credit Related Financial Information

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Revenue Recognition

In the ordinary course of business, the Company recognizes income from various revenue generating activities. Certain revenues are generated from contracts with customers where such revenues are recognized when, or as, services or products are transferred to customers for amounts to which the Company expects to be entitled. Certain specific policies related to revenue recognition from contracts with customers include:

Interest Income - Interest income is recognized on an accrual basis driven by written contracts, such as loan agreements or securities contracts. Loan origination fees and costs are recognized over the life of the loan as an adjustment to yield.

Service Charges on Deposit Accounts - Service charges on deposit accounts include transaction-based fees for non-sufficient funds, account analysis fees, and other service charges on deposits, including monthly account service fees. Non-sufficient funds fees are recognized at the time when the account overdraft occurs in accordance with regulatory

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – (Continued)

Revenue Recognition – (continued)

guidelines. Account analysis fees consist of fees charged on certain business deposit accounts based upon account activity as well as other monthly account fees, and are recorded under the accrual method of accounting as services are performed.

Other service charges are earned by providing depositors safeguard and remittance of funds as well as by providing other elective services for depositors that are performed upon the depositor’s request. Charges for deposit services for the safeguard and remittance of funds are recognized at the end of the statement cycle, after services are provided, as the customer retains funds in the account. Revenue for other elective services is earned at the point in time the customer uses the service.

Bank Card and Automated Teller Machine (“ATM”) Fees - Bank card and ATM fees include credit card, debit card and ATM transaction revenue. The majority of this revenue is card interchange fees earned through a third-party network. Performance obligations are satisfied for each transaction when the card is used and the funds are remitted. The network establishes interchange fees that the merchant remits for each transaction, and costs are incurred from the network for facilitating the interchange with the merchant. Card fees also include merchant services fees earned for providing merchants with card processing capabilities. ATM income is generated from allowing customers to withdraw funds from other banks’ machines and from allowing a non-customer cardholder to withdraw funds from the Company’s machines. The Company satisfies its performance obligations for each transaction at the point in time that the withdrawal is processed.  Bank card and ATM fee income is recorded on accrual basis as services are provided with the related expense reflected in data processing expense.

Secondary Mortgage Market Operations - Secondary mortgage market operations revenue is primarily comprised of service release premiums earned on the sale of closed-end mortgage loans to other financial institutions or government agencies that are recognized in revenue as each sales transaction occurs.

Other Miscellaneous Income - Other miscellaneous income represents a variety of revenue streams, including safe deposit box income, wire transfer fees, and any other income not reflected above. Income is recorded once the performance obligation is satisfied, generally on the accrual basis or on a cash basis if not material and/or considered constrained.

Recently issued accounting standards

In February 2026, the FASB issued ASU 2025-08, Financial Instruments – Credit Losses (Topic 326): Purchased Loans (“ASU 2025-08”). The new guidance changes how the current expected credit loss model applies to loans acquired in a business combination or assets acquisition. To achieve this objective, the guidance expands the application of the gross-up method to an additional subset of financial assets referred to as purchased seasoned loans. Credit losses for both purchase credit deteriorated loans and purchased seasoned loans are accounted for differently than for originated loans and other purchased financial assets. ASU 2025-08 is effective for fiscal years beginning after December 16, 2026, including interim periods within those fiscal years. The Bank plans to implement the new standard in 2026 and is currently evaluating the impact of the adoption on its financial statements.

Advertising

The Bank expenses all advertising cost when incurred.  Advertising expense for the years ended December 31, 2025 and 2024 was $369,041 and $401,892, respectively.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE B – CASH

The Bank is required to maintain certain cash balances relating to its deposit liabilities. This requirement is ordinarily satisfied by cash on hand.

NOTE C – INVESTMENT SECURITIES

Available-for-sale

Debt and equity securities have been classified in the consolidated balance sheets according to management's intent. The amortized cost and estimated fair value of securities classified as available-for-sale at December 31, 2025 and 2024, consisted of the following:

At December 31, 2025 and 2024, the Bank held no securities of any single issuer (excluding the U.S. government and federal agencies) with a book value that exceeded 10% of stockholders' equity.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – INVESTMENT SECURITIES – (Continued)

Available-for-sale – (continued)

The amortized costs and estimated market values of debt and equity securities, classified as available-for-sale, at December 31, 2025, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Information pertaining to available-for-sale securities with gross unrealized losses and fair value at December 31, 2025 and 2024, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, follows:

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – INVESTMENT SECURITIES – (Continued)

Available-for-sale – (continued)

Most of these unrealized losses result from securities which were purchased at a premium in anticipation of a more stable interest rate environment. Management and the Asset/Liability Committee are continually monitoring the securities’ portfolios. Accordingly, management is able to effectively measure and monitor the unrealized loss position on these securities and because the Bank does not intend to sell the securities and it is not more-likely-than-not that the Bank will be required to sell the investments before recovery of their amortized cost bases, the Bank does not consider these securities to be other-than-temporarily impaired at December 31, 2025. Additionally, the Bank believes that its premium amortization policies are appropriate and will result in a reasonable return on these investments being recorded in the statements of income. The Bank determined the allowance of credit losses for available for sale securities to be immaterial for the years ended December 31, 2025 and 2024.

There was a realized loss from maturities, calls or sales of investment securities available-for-sale totaling $-0- with proceeds of $-0- and $2,634,444 in 2025 and 2024, respectively.

Held-to-maturity

Debt and equity securities have been classified in the balance sheets according to management's intent. The amortized cost and estimated fair value of securities classified as held-to-maturity at December 31, 2025 and 2024, consisted of the following:

December 31, 2025			
	Gross Amortized Cost	Unrealized Gains	Losses	Fair Value
US Government Agencies	$ 40,998,430	$ -	$ (1,768,090)	$ 39,230,340
Taxable municipal bonds	542,061	-	(99,478)	442,583
Municipals	383,521	-	(10,685)	372,836
Corporate bond	1,000,000	12,561	-	1,012,561
	$ 42,924,012	$ 12,561	$ (1,878,253)	$ 41,058,320

	December 31, 2024			
	Gross Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
US Government Agencies	$ 63,500,458	$ -	$ (4,021,127)	$ 59,479,331
Taxable municipal bonds	539,453	-	(123,646)	415,807
Municipals	541,428	-	(35,594)	505,834
Mortgage-backed securities	18,135	-	(150)	17,985
	$ 64,599,474	$ -	$ (4,180,517)	$ 60,418,957

The Bank determined the allowance of credit losses for held-to-maturity securities to be $20,000 and $-0- for the years ended December 31, 2025 and 2024, respectively.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – INVESTMENT SECURITIES – (Continued)

Held-to-maturity – (continued)

The amortized costs and estimated market values of debt securities, classified as held-to-maturity, at December 31, 2025, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

Information pertaining to held-to-maturity securities with gross unrealized losses and fair value at December 31, 2025 and 2024, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, follows:

Investment securities with carrying values of approximately $67,939,188 and $54,474,901 for the years ended December 31, 2025 and 2024, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C – INVESTMENT SECURITIES – (Continued)

Restricted Stock

As of December 31, 2025 and 2024 there was $3,072,400 and $2,915,400, respectively, of restricted stock holdings in the Federal Home Loan Bank. This stock is considered restricted stock as only banks, which are members of the organization, may acquire or redeem them. The stock is redeemable at its face value; therefore, there are no gross unrealized gains or losses associated with this investment.

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES

The components of loans in the consolidated balance sheets as of December 31, 2025 and 2024 were as follows:

The loan categories in the table above include net deferred fees and costs of $226,754 and $193,630 as of December 31, 2025 and 2024, respectively.

Residential real estate loans are secured by the improved real property of the borrower and are usually underwritten with a term of 1 to 5 years, but may be underwritten with terms up to 30 years.  This category represents about 27.10% and 28.44% of the loan portfolio as of December 31, 2025 and 2024, respectively.

Commercial and industrial loans are originated for a variety of purposes which include working capital, equipment and accounts receivable financing. This category represents about 8.99% and 10.52% of the loan portfolio at December 31, 2025 and 2024, respectively. Loans in this category generally carry a variable interest rate. Commercial loans meet reasonable underwriting standards, including appropriate collateral and cash flow necessary to support debt service. Personal guarantees are generally required, but may be limited.

Nonfarm, residential loans are secured by improved real property which is generating income in the normal course of business. Debt service coverage, assuming stabilized occupancy, must be satisfied to support a permanent loan. The debt service coverage ratio is ordinarily at 1.25 to 1.00. These loans are generally underwritten with a term not greater than 10 years or the remaining useful life of the property, whichever is lower. The preferred term is between 5 to 7 years, with amortization to a maximum of 25 years.  This category represents about 55.49% and 51.14% of the loan portfolio at December 31, 2025 and 2024, respectively.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES – (Continued)

The Bank's construction and land development loans are secured by real property where the loan funds will be used to acquire land and to construct or improve appropriately zoned real property for the creation of income producing or owner- occupied commercial properties. Borrowers are generally required to put equity into the project at levels determined by the loan committee and usually are underwritten with a maximum term of 24 months. This category represents about 6.36% and 8.22% of the loan portfolio as of December 31, 2025 and 2024, respectively.

{The remainder of this page was intentionally left blank}

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES – (Continued)

The total allowance reflects management’s estimate of loan losses inherent in the loan portfolio at the balance sheet date. The Bank considers the allowance for loan losses of $2,631,252 adequate to cover loan losses inherent in the loan portfolio at December 31, 2025. The following table presents, by Call Report code, the changes in the allowance for loan losses and the recorded investment in loans.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES – (Continued)

The Bank's goal is to mitigate risks from an unforeseen threat to the loan portfolio as a result of an economic downturn or other negative influences. Plans that aid in mitigating these potential risks in managing the loan portfolio include: enforcing loan policies and procedures, evaluating the borrower's business plan through the loan term, identifying and monitoring primary and alternative sources of repayment, and obtaining adequate collateral to mitigate loss in the event of liquidation. Specific reserves are established based upon credit and/or collateral risks on an individual loan basis. A risk rating system is used to estimate potential loss exposure and to provide a measuring system for setting general and specific reserve allocations.

Credit quality indicators as of December 31, 2025 and 2024 are as follows:

Internally assigned grade:

Pass — Loans not meeting the pass watch, special mention, substandard, doubtful, or loss ratings are considered to be pass rated loans.  Usually, loans in this category have above average to average credit quality characteristics along with exceeding policy requirements and collateral coverage exceeds regulatory requirements.  Customer has a good credit history and is in compliance with all loan covenants and agreements.  This category also included loans secured by the Bank’s certificates of deposits and savings accounts or loans with a Farmers Home Administration (“FmHA”) or Small Business Administration (“SBA”) guarantee.

Pass Watch — Loans that display negative factors with some short-term risk.  These credits may have deteriorating financial trends, collateral margins, and/or credit issues that require closer monitoring.  The credits have adequate collateral protection, but the loan to collateral value is greater than policy limits but less than 100%.

Special Mention — Loans which do not presently expose the Bank to a sufficient degree of risk to warrant adverse classification but do possess credit deficiencies deserving of management's close attention. They constitute an undue and unwarranted credit risk. Economic or market conditions may affect the borrower in the future. Adverse trends or an unbalanced financial position have not reached a point where liquidation of the debt is jeopardized, but that point could be reached in the future if trends continue. These loans include those that display negative factors with some short-term risk that are currently protected but are potentially weak.

Substandard — Loans that are inadequately protected by the current sound worth and paying capacity of an obligor or of the collateral pledged, if any. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. These loans are adequately reserved for in the allowance for loan losses.

Doubtful — Loans that have all the weaknesses inherent in one classified as substandard with the added characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES – (Continued)

Loss — Loans that are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather it is not practical or desirable to defer writing off this basically worthless asset even though partial recovery may be affected in the future.

The information for each of the quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.

Credit risk profile by internally assigned grade:

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D – LOANS AND ALLOWANCE FOR LOAN LOSSES – (Continued)

Loans tested for impairment with outstanding balances totaling $2,066,260 and $2,028,183 as of December 31, 2025 and 2024, respectfully, resulted in specific allowances of $200,000 and $-0- for the years ended December 31, 2025 and 2024, respectively.

At December 31, 2025, there are no commitments to lend additional funds to any borrower whose loan terms have been modified in a trouble debt restructuring.

{The remainder of this page was intentionally left blank}

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE E – AGE AND INTEREST ACCRUAL STATUS OF FINANCING RECEIVABLES

The following tables present informative data by class of financing receivables regarding their age and interest accrual status at December 31, 2025:

Past Due					Status of Interest Accruals	
December 31, 2025	Current	30-59 Days	60-89 Days	≥ 90 Days	Total Past Due	Total Financing Receivables	Total Financing Receivables on Nonaccrual Status	Financing Receivables on Past Due > 90 Days and Still Accruing Interest
First mortgage loans (principally conventional):								
Secured by one-to-four family residential and multifamily	$ 61,152,927	$ 2,550,552	$ 303,813	$ -	$ 2,854,365	$ 64,007,292	$ -	$ -
Nonfarm, nonresidential	127,655,977	-	-	3,466,261	3,466,261	131,122,238	3,466,261	-
Construction loans	14,521,804	511,994	-	-	511,994	15,033,798	-	-
Commercial loans	21,246,489	-	-	-	-	21,246,489	-	-
Other loans	4,878,566	-	-	-	-	4,878,566	-	-
Total	$ 229,455,763	$3,062,546	$ 303,813	$3,466,261	$6,832,620	$ 236,288,383	$ 3,466,261	$ -
December 31, 2024								
First mortgage loans (principally conventional):								
Secured by one-to-four family residential and multifamily	$ 65,894,036	$ 2,374,294	$ 148,192	$ -	$ 2,522,486	$ 68,416,522	$ -	$ -
Nonfarm, nonresidential	119,615,120	-	-	3,428,183	3,428,183	123,043,303	3,428,183	-
Construction loans	19,779,522	-	-	-	-	19,779,522	-	-
Commercial loans	24,363,650	9,165	-	-	9,165	24,372,815	-	-
Other loans	4,984,175	-	-	-	-	4,984,175	-	-
Total	$ 234,636,503	$2,383,459	$ 148,192	$3,428,183	$5,959,834	$ 240,596,337	$ 3,428,183	$ -

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE F – TRANSACTIONS WITH DIRECTORS, OFFICERS AND EMPLOYEES

In the ordinary course of business, the Bank makes loans to executive officers, principal stockholders, directors, employees and to companies in which these borrowers are principal owners. In the opinion of management, such loans were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectability or present other unfavorable features to the Bank. Loans to such borrowers are summarized as follows:

NOTE G – BANK PREMISES AND EQUIPMENT

Components of Bank premises and equipment included in the balance sheet at December 31, 2025 and 2024 were as follows:

Included in other assets is the cost of software, which is amortized over three years, with costs of $235,130 and $300,360 as of December 31, 2025 and 2024, respectively, and accumulated amortization of $(223,363) and $(275,620) as of December 31 2025 and 2024, respectively. Depreciation and amortization expenses amounted to $393,256 and $454,787 during the years ended December 31, 2025 and 2024, respectively.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE H – BANK OWNED LIFE INSURANCE

During 2021, the Bank purchased a $2,000,000 life insurance policy on key employees. The bank recognized $72,154 and $70,178 in noninterest income for the years ending December 31, 2025 and 2024, respectively. The cash surrender value as of December 31, 2025 and 2024 is $2,253,700 and $2,181,546, respectively.

NOTE I – DEPOSITS

Deposits at December 31, 2025 and 2024 consisted of the following:

At December 31, 2025, the scheduled maturities of all outstanding time deposits were as follows:

Included in deposits are $56,840,704 and $48,491,562 of certificates of deposit and other time deposits in denominations that meet or exceed FDIC insurance limits of $250,000 at December 31, 2025 and 2024, respectively.

Included in deposits are deposits from directors, officers, their immediate families, and related companies. These accounts totaled approximately $27,712,183 and $27,303,884 at December 31, 2025 and 2024, respectively.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J – OTHER BORROWED FUNDS AND LINES OF CREDIT

The Bank has established a federal funds line-of-credit with First National Bankers Bank (“FNBB”) in the amount of $9,300,000, a line-of-credit with The Independent Bankers’ Bank (“TIB”) in the amount of $15,000,000 to provide additional sources of operating funds, and a line-of-credit with the Federal Home Loan Bank of Dallas in the amount of $43,666,880.  There were no funds drawn on the FNBB and TIB credit facilities as of December 31, 2025 and 2024. As of December 31, 2025 and 2024, advances from the Federal Home Loan Bank were as follows:

NOTE K – INCOME TAXES

The components of income tax expense during the years ended December 31, 2025 and 2024 are as follows:

The Bank records deferred income taxes on the tax effect of changes in temporary differences. Deferred tax assets are subject to a valuation allowance if their realization is less than 50% probable. The net deferred tax assets and (liabilities) were comprised of the following at December 31, 2025 and 2024:

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE K – INCOME TAXES – (Continued)

The source and tax effect of items reconciling income tax expense to the amount computed by applying the federal income tax rates in effect to net income before income tax expense for the years ended December 31, 2025 and 2024 are as follows:

NOTE L – EMPLOYEE BENEFITS

In January 2013 the Bank began a 401K plan for employees.  The Bank will match up to 3.5% of employee contributions of 6%.  Employees with 30 hours per week and one year of service are eligible for participation in the plan.  As a result of this change, the Bank terminated its SIMPLE IRA Salary Savings Plan ("Plan") which was for all full-time employees who have completed six months of service and who have attained age 20. Employees hired before or within nine months of opening qualify for immediate participation. Contributions to the Plan were at the discretion of the Board of Directors and were determined in September of each year for the following year. The Bank’s contributions to the 401K plan were $83,238 and $100,233 for the years ended December 31, 2025 and 2024, respectively.

NOTE M – FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

To meet the financing needs of its customers the Bank is a party to various financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include commitments to extend credit, standby letters of credit, and commercial letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statement of financial condition. The contract or notional amounts of those instruments reflect the extent of the involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit, and commercial letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance sheet instruments.

The following is a summary as of the years ended December 31, 2025 and 2024, of the various financial instruments entered into by the Bank:

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE M – FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK – (Continued)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Certain commitments have fixed expiration dates, or other termination clauses, and may require payment of a fee. Many of the commitments are expected to expire without being drawn upon; accordingly, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral or other security obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include deposits held in financial institutions; U.S. Treasury securities; other marketable securities; accounts receivable; inventory; property and equipment; personal residences; income-producing commercial properties and land under development. Personal guarantees are also obtained to provide added security for certain commitments.

Letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to guarantee the installation of real property improvements and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral and obtains personal guarantees supporting those commitments for which collateral or other security is deemed necessary.

NOTE N – MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions, by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), of Tier I capital (as defined) to average assets (as defined), and Common Equity Tier 1 capital (as defined) to risk-weighted assets (as defined). Management believes, as of the years ended December 31, 2025 and 2024, the Bank meets all capital adequacy requirements to which it is subject.

A regulatory examination was performed by the Louisiana Office of Financial Institutions (the “OFI and FDIC”) utilizing financial information as of December 31, 2025.  Per the exam, capital levels remain strong relative to the Bank’s overall risk profile.  As of December 31, 2025, the date of the last regulatory examination, capital levels continue to exceed regulatory standards for well-capitalized institutions.  To be categorized as well capitalized the Bank must maintain minimum common equity risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below.  There are no conditions or events since that notification that management believes have changed the Bank’s category. The final exit meeting for this exam is scheduled for April 20, 2026.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE N – MINIMUM REGULATORY CAPITAL REQUIREMENTS – (Continued)

The Bank’s actual capital amounts and ratios at December 31, 2025 and 2024 are presented in the following tables:

The institution specific capital conservation buffer necessary to avoid limitations on distributions and discretionary bonus payments was 7.0188% as of December 31, 2025.

NOTE O – REVENUE FROM CONTRACT WITH CUSTOMERS

All of the Bank’s revenue from contracts with customers in the scope of ASC 606 is recognized within non-interest income.  Items outside the scope of ASC 606, which are included in non-interest income consists of service charges on deposit accounts, bank card and ATM fees, secondary market fees and other miscellaneous income.

The following table presents the Bank’s sources of non-interest income for the years ending December 31, 2025 and 2024:

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE O – REVENUE FROM CONTRACT WITH CUSTOMERS – (Continued)

The Bank earns fees from its deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees, which include services such as ATM use fees, stop payment charges, statement rendering, and ACH fees, are recognized at the time the transaction is executed as that is the point in time the Bank fulfills the customer’s request. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Bank satisfies the performance obligation. Overdraft fees are recognized at the point in time that the overdraft occurs. Service charges on deposits are withdrawn from the customer’s account balance.

NOTE P – NON-INTEREST EXPENSE

Non-interest expense amounts are summarized as follows for the years ended December 31:

NOTE Q – FAIR VALUE MEASUREMENTS

FASB ASC 825, Financial Instruments, permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a Bank commitment. Subsequent changes must be recorded in earnings.

FASB ASC 820, Fair Value Measurement, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this guidance are described below.

Level 1 inputs are valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q – FAIR VALUE MEASUREMENTS - (Continued)

Level 2 inputs are valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by this guidance, the Bank does not adjust the quoted price for such instruments.

The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.

Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management's best estimate is used.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value and for estimating fair value for financial instruments not recorded at fair value (disclosures required by the Fair Value Measurements Topic of the FASB Accounting Standards Codification).

Impaired loans are evaluated and valued at the time the loan is identified as impaired, using the present value of expected cash flows, the loan's observable market price or the fair value of the collateral (less cost to sell) if the loans are collateral dependent. Market value is measured based on the value of the collateral securing these loans and is classified at a Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of real estate collateral is determined based on appraisal by qualified licensed appraisers hired by the Bank. The value of business equipment, inventory and accounts receivable collateral is based on the net book value on the business' financial statements and, if necessary, discounted based on management's review and analysis.

Foreclosed properties are adjusted to fair value upon transfer of the loans to foreclosed properties. Subsequently, foreclosed properties are carried at the lower of carrying value or fair value. The estimated fair value for foreclosed properties included in Level 3 is determined by independent market based appraisals and other available market information. Discounts applied to appraisals have predominantly been in the range of 0% to 50%; however, in certain cases the discounts have ranged up to 75%, which include estimated costs to sell or other reductions based on market expectations or an executed sales contract. If fair value of the collateral deteriorates subsequent to initial recognition, the Company records the foreclosed properties as a nonrecurring Level 3 adjustment. Valuation techniques are consistent with those techniques applied in prior periods.

Appraised and reported values may be discounted based on management's historical knowledge, changes in market conditions from the time of valuation, and/or management's expertise and knowledge of the client and client's business.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q – FAIR VALUE MEASUREMENTS - (Continued)

Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

Assets and Liabilities Measured and Recognized at Fair Value on a Recurring Basis

The table below presents the amounts of assets and liabilities measured at fair value on a recurring basis as of December 31, 2025 and 2024:

All assets and liabilities have been valued using a market approach.  There have been no changes in valuation techniques and related inputs.

{The rest of this page was intentionally left blank.}

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q – FAIR VALUE OF FINANCIAL INSTRUMENTS – (Continued)

In accordance with the disclosure requirements of FASB ASC 825, Financial Instruments, the estimated fair values of the Bank's financial instruments are as follows:

Carrying Amount	Level 1	Level 2	Level 3	Total Fair Value
December 31, 2025					
FINANCIAL ASSETS					
Cash and cash equivalents	$ 6,378,560	$ 6,378,560	$ -	$ -	$ 6,378,560
Investment securities - available for sale	88,411,954	-	88,411,954	-	88,411,954
Restricted stock	3,072,400	-	3,072,400	-	3,072,400
Net loans	233,657,131	-	-	233,657,131	233,657,131
Foreclosed properties	-	-	-	-	-
FINANCIAL LIABILITIES					
Deposits	$ 287,545,218	$ -	$ -	$ 287,545,218	$ 287,545,218
December 31, 2024					
FINANCIAL ASSETS					
Cash and cash equivalents	$ 34,557,106	$ 34,557,106	$ -	$ -	$ 34,557,106
Investment securities - available for sale	13,007,476	-	13,007,476	-	13,007,476
Restricted stock	2,915,400	-	2,915,400	-	2,915,400
Net loans	238,801,817	-	-	238,801,817	238,801,817
Foreclosed properties	250,000	-	-	250,000	250,000
FINANCIAL LIABILITIES					
Deposits	$ 268,608,987	$ -	$ -	$ 268,608,987	$ 268,608,987

The following methods and assumptions were used to estimate the fair value disclosures for financial instruments as of December 31, 2025 and 2024:

Cash and cash equivalents:

The fair value of cash and cash equivalents is estimated to approximate the carrying amounts.

Investment securities and restricted stock:

Fair values are based on quoted market prices, except for certain restricted stocks where fair value equals par value because of certain redemption restrictions.

Loans:

Fair values are estimated for portfolios of loans with similar financial characteristics. Each portfolio is further segmented into fixed and adjustable-rate interest terms by performing and non-performing categories.

The fair value of performing loans is calculated by discounting estimated cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. The estimated cash flows do not anticipate prepayments.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q – FAIR VALUE OF FINANCIAL INSTRUMENTS – (Continued)

Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine whether the fair value presented for loans would be indicative of the value negotiated in an actual sale.

Deposits:

The fair value of deposits with no stated maturity, such as non-interest-bearing demand deposits, savings, NOW accounts and money market accounts, is equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. The fair value estimates do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

NOTE R – CREDIT CONCENTRATION

The Bank maintains its cash in bank deposit accounts at various financial institutions. The balances, at times, may exceed federally insured limits. Management believes that the credit risk associated with these deposits is minimal.

NOTE S – COMMITMENTS AND CONTINGENCIES

The Bank has filed suit on Veritex Bank for any losses it may incur due to their negligence as trustee on a participation loan.

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management has reserved $65,200 and $75,000 as of December 31, 2025 and 2024, respectively, of potential losses included in other liabilities on the consolidated balance sheet.

NOTE T – RELEASE OF RETAINED EARNINGS

During 2025 and 2024, the Bank declared $1,200,000 and $1,385,000, respectively, of retained earnings as additional paid-in-capital surplus to allow for an increase in their legal lending limit.

NOTE U – REPURCHASE OF PARTICIPATION LOAN

During 2023, the Bank sold a loan participation for $2,000,000 to another financial institution. The Bank sold a participating interest of 14.7138%. The Bank was receiving interest at a rate of 3.5% from the original borrower and paying the participating bank 7.0% interest. This sale resulted in a loss of $427,156 which is recognized in non-interest income during the year ended December 31, 2023. In February 2025 the Bank purchased back the participation loan which resulted in a gain of $343,717 in non-interest income.

LAKESIDE BANCSHARES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE V – SUBSEQUENT EVENTS

Subsequent to December 31, 2025, the Bank entered into an LOI (Letter of Intent) to merge Lakeside Bancshares, Inc. into Catalyst Bancorp, Inc. The transaction is expected to close in 2026 subject to closing conditions, shareholder approval of both holding companies and regulatory approval. The financial impact of this transaction has not been reflected in the accompanying financial statements.

Management of the Bank has evaluated subsequent events through the date of the auditors’ report, the date which the financial statements were available to be issued.  Except those disclosed in the above paragraph, the Bank is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements.

SUPPLEMENTAL INFORMATION

LAKESIDE BANK
BALANCE SHEETS
December 31, 2025 and 2024

	2025	2024
ASSETS

Cash and due from banks - non interest bearing	$ 2,397,012	$ 3,466,200
Cash and due from banks - interest bearing	3,956,548	30,840,906
Federal funds sold	25,000	250,000
Cash and cash equivalents	6,378,560	34,557,106
Investment securities available-for-sale	88,411,954	13,007,476
Investment securities held-to-maturity, net allowance for credit losses	42,904,012	64,599,474
Restricted stock	3,072,400	2,915,400
Loans, net of allowance for credit losses	233,657,131	238,801,817
Prepaid income taxes	-	284,311
Bank premises and equipment, net accumulated depreciation	6,549,231	7,485,924
Accrued interest receivable	2,137,089	761,362
Deferred tax asset	19,992	-
Foreclosed properties	-	250,000
Bank owned life insurance	2,253,700	2,181,546
Other assets	360,073	607,102
TOTAL ASSETS	$ 385,744,142	$ 365,451,518

See the accompanying independent auditors’ report and notes to the consolidated financial statements.

LAKESIDE BANK
BALANCE SHEETS - CONTINUED
December 31, 2025 and 2024

	2025	2024
LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Non-interest bearing	$ 49,407,514	$ 57,260,510
Interest bearing	238,163,039	211,432,732
Total deposits	287,570,553	268,693,242

FHLB advances	60,000,000	61,032,386

Other liabilities:
Accrued interest payable	1,698,779	1,395,680
Accrued expenses	225,575	188,181
Income tax payable	32,734	-
Deferred tax liability	-	68,085
Allowance for credit losses on off-balance sheet exposures	100,000	100,000
Other liabilities	78,568	79,435
Total other liabilities	2,135,656	1,831,381

Stockholders' equity:

Common stock; $1 par value; 10,000,000 shares authorized;
2,092,633 shares issued and outstanding
for 2025 and 2024	2,092,633	2,092,633
Additional paid-in-capital	30,278,178	29,078,178
Retained earnings	3,673,365	2,938,529
Accumulated other comprehensive loss	(6,243)	(214,831)
Total stockholders' equity	36,037,933	33,894,509
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 385,744,142	$ 365,451,518

See the accompanying independent auditors’ report and notes to the consolidated financial statements.

LAKESIDE BANK
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
Years Ended December 31, 2025 and 2024

	2025	2024
Interest income:
Interest and fees on loans	$ 13,539,220	$ 13,864,839
Interest on investment securities	2,789,690	1,553,926
Interest on federal funds sold	18,748	5,388
Other interest income	1,232,168	648,445
Total interest income	17,579,826	16,072,598
Interest expense:
Interest on deposits	5,542,652	4,105,880
Interest on borrowed funds	2,663,727	2,644,979
Total interest expense	8,206,379	6,750,859
Net interest income	9,373,447	9,321,739
Credit loss expense-loans	986,000	428,000
Net interest income after provision for loan losses	8,387,447	8,893,739
Non-interest income	1,957,505	1,304,093
Non-interest expenses	(7,924,614)	(8,209,579)
Net income before income tax expense	2,420,338	1,988,253
Income tax expense	485,520	385,340
Net income	1,934,818	1,602,913

Other comprehensive income:
Change in unrealized holding gains (losses) on available-for-sale securities arising during the period, net of income tax expense (benefit)
of $55,488 in 2025 and $(48,888) in 2024	208,588	(183,912)
Comprehensive income	$ 2,143,406	$ 1,419,001

Per common share data:
Basic income per share	$ 0.92	$ 0.77

Weighted average number of shares outstanding	2,092,633	2,092,633

See the accompanying independent auditors’ report and notes to the consolidated financial statements.

LAKESIDE BANK
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2025 and 2024

	2025	2024

Cash flows from operating activities:
Net income	$ 1,934,818	$ 1,602,913
Adjustments to reconcile net income to net cash provided by operating activities:
Bank owned life insurance income	(72,154)	(70,178)
Depreciation and amortization	393,256	454,787
Gain on sale of fixed assets	(293,343)	-
Gain on sale of other real estate	(36,796)	-
Credit loss expense	986,000	428,000
Amortization of investment securities, net	(738,929)	(202,099)
Provision for deferred taxes	(88,077)	142,193
Net change in operating assets and liabilities:
Accrued income and other assets	(1,141,652)	(129,429)
Accrued expenses and other liabilities	339,624	(38,278)
Income tax payable	317,045	(350,660)
Net cash provided by operating activities	1,599,792	1,837,249

Cash flows from investing activities:
Maturities/calls of securities	41,732,564	22,021,380
Purchases of securities	(94,494,063)	(14,675,000)
Purchases of restricted stock	(157,000)	(925,100)
Net decrease in loans	4,158,686	875,199
Sale of other real estate	286,796	-
Proceeds from sale of premises and equipment	870,500	-
Purchases of premises and equipment	(20,746)	(33,330)
Net cash (used) provided by investing activities	(47,623,263)	7,263,149

Cash flows from financing activities:
Net decrease in customer deposits	18,877,311	(14,101,936)
(Repayments) proceeds from FHLB advance, net	(1,032,386)	19,909,062
Distributions to stockholders'	-	(100,000)
Net cash provided by financing activities	17,844,925	5,707,126

See the accompanying independent auditors’ report and notes to the consolidated financial statements.

LAKESIDE BANK
STATEMENTS OF CASH FLOWS - CONTINUED
For the Years Ended December 31, 2025 and 2024

	2025	2024

Net (decrease) increase in cash and cash equivalents	($ 28,178,546)	$ 14,807,524
Cash and cash equivalents - beginning of year	34,557,106	19,749,582
Cash and cash equivalents - end of year	$ 6,378,560	$ 34,557,106

Supplemental disclosures of cash flow information:
Cash paid for interest	$ 7,903,280	$ 6,643,876

Noncash transactions:
Loans charged off	$ 196,166	($ 1,867,433)

Unrealized holding gains (losses), net of taxes	$ 208,588	($ 183,912)

Transfer of foreclosed properties from loans	$ -	$ 250,000

Cash paid for income taxes	$ 311,000	$ 511,700

See the accompanying independent auditors’ report and notes to the consolidated financial statements.